DIAL-THRU INTERNATIONAL CORPORATION


                             INVESTMENT AGREEMENT


                                 COMMON STOCK


                               $3.50 per share

                     DIAL-THRU INTERNATIONAL CORPORATION

                          SUBSCRIPTION INSTRUCTIONS
                          -------------------------

 1. Carefully read the Conditions of Subscription for this Investment Agreement listed below prior to completing this Investment Agreement.

 2. Purchaser should complete the information required on the Subscription and execute this Investment Agreement under Item 7 - "Signatures" on Page 5.

 3. Pursuant to Item 6 - "Suitability Requirements," Purchaser must read the Investor Suitability Standards and initial the standards that apply to it as accredited.

                          CONDITIONS OF SUBSCRIPTION
                          --------------------------

      This is a private placement by Dial-Thru International Corporation, a Delaware corporation (the "Company"), of 571,428 shares of Common Stock, par value $.001 per share, of the Company (the "Shares"). The Company shall receive $2.0 million in cash. THIS IS A SPECULATIVE INVESTMENT. THE SHARES SHOULD NOT BE PURCHASED IF PURCHASER CANNOT AFFORD THE LOSS OF THE ENTIRE AMOUNT INVESTED.

      It is understood that this Investment Agreement is not binding until the Company accepts it in writing, and that it then becomes binding on the Company and Purchaser in accordance with the terms of this Agreement.

 1. Representations and  Warranties of  Purchaser:   In order  to induce  the
    Company to accept this subscription, the Purchaser hereby acknowledges with the Company as follows:

      a. The Shares offered hereby have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to Section 4(2) under the Act or other exemptions thereunder.

      b. The Shares are and will be "restricted securities," as said term is defined in Rule 144 of the rules and regulations promulgated under the Act.

      c. The Shares may not be sold or otherwise transferred unless they have first been registered with the SEC and all applicable state securities agencies or unless exemptions from such registration provisions with respect to said resale or transfer are available.

      d. The undersigned is acquiring the Shares solely for the account of the undersigned, for investment purposes only, and not with a view towards the resale or distribution thereof.

      e. The Purchaser is not an officer, director or "affiliate" of the Company.

      f. The undersigned is an "accredited investor", as such term is defined in Regulation D of the rules and regulations promulgated under the Act or is involved in the business of the Company.

      g. The Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of the Purchaser.

      h. The Purchaser has such knowledge and expertise in financial and business matters that the Purchaser is capable of evaluating the merits and risks involved in an investment in the Shares and acknowledges that an investment in the Shares entails a number of very significant risks and funds should only be invested by persons able to withstand the total loss of their investment.

      i. Except as set forth in this agreement, no representations or warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the Purchaser is not relying upon any information, other than (i) the Company's Annual Report on Form 10-K for the year ended October 31, 1999; (ii) the Company's Current Report on Form 8-K dated as of November 2, 1999, as amended by the Form 8-K/A relating thereto; and (iii) the Company's Quarterly Reports on Form 10-Q dated January 31, 2000 and April 30, 2000 (collectively, the "SEC Filings"), and results of independent investigation by the Purchaser. Purchaser acknowledges having received and reviewed the SEC Filings, in particular the "Certain Business Factors" set forth in the Company's Annual Report.

      j. The Credits (i) are owned by Purchaser, free of any liens, claims, or encumbrances, (ii) are freely transferable by Purchaser to the Company, (iii) may be used by the Company for the full stated value thereof ($2.0 million) without restriction or discount, and (iv) will be freely transferable by the Company.

 2.   Representations of the Company.

    a. The Company is a validly formed and filed corporation operating under the laws of the State of Delaware, is current in its annual reports and filing fees, and is in good standing.

    b. Pursuant to its Articles of Incorporation and any amendments  thereto,
       The  Company  has  sufficient   authorized  shares   to  satisfy   its
       obligations pursuant to this Investment Agreement.

    c. The Company and its officers are duly authorized by the Board of Directors actions and by ratification of said actions by the appropriate number of shareholders, if necessary, pursuant to the
       Company's Bylaws and Articles of Incorporation, to effect the registration and issuance of the subject 571,428 Shares of the Company's Common Stock to Purchaser.

    d. Purchaser, upon the Company's acceptance of Purchaser's Subscription, shall receive 571,428 fully paid for and non-assessable restricted Shares of the Company which shall bear on the subject stock certificate a restrictive legend prohibiting the transfer, assignment or conveyance of the securities absent certain legal requirements and opinions suitable to the Company.

    e. The Company shall file a Registration Statement with the Securities and Exchange Commission in other and unrelated matters, within ninety
       (90) days from the execution of this Agreement, on Form S-3 or such other suitable registration form for which the Company qualifies, and shall include Purchaser's 571,428 shares in the Registration Statement. The Company guarantees and represents that its shall use best efforts in the preparation of said Registration Statement for purposes of obtaining an effective date for said registration; provided, however that it is understood that the Company cannot guarantee that the SEC will declare any such Registration Statement effective. The Company intends that Purchaser's Shares shall be freely tradeable and registered without delay as soon as possible.

    f. The subject placement of the Shares with Purchaser is consistent with
       and  qualifies   for  available  exemptions  from  state  and  federal
       securities registration and other regulatory requirements and that all notice filings required, if any, have been made.

 3. Exemption from Registration. The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States Federal government and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares, and the Purchaser acknowledges that it is solely the Company's responsibility to satisfy itself as to the full observance by this placement and the sale of the Shares to Purchaser of the laws of any jurisdiction outside the United States and Purchaser has done so.

 4. Authority. The Purchaser has full power and authority to execute and deliver this Investment Agreement and to perform the obligations of the undersigned hereunder, and this Agreement is legally binding upon and enforceable against Purchaser in accordance with its terms.

 5. Binding Effect. The Purchaser understands that this Subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription where indicated. This Subscription shall be null and void if the Company does not accept it as aforesaid. Upon acceptance by the Company and receipt of the total purchase price, the Company shall consecrate the Investment Agreement and will issue one certificate to Purchaser for the full number of Shares subscribed for. The Purchaser understands that the Company may, in its sole discretion, reject this Subscription.

 6. Indemnification.

    a. The Purchaser agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the Purchaser of any representation, warranty or covenant made by it herein.

    b. The Company agrees to indemnify the Purchaser and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the Company of any representation, warranty or covenant made by therein.

 7. Nontransferability.   Neither this Investment  Agreement nor  any of  the
    rights of the Purchaser hereunder may be transferred or assigned by the Purchaser.

 8. Registration Rights. Purchaser is entitled to registration rights with regard to the 571,428 shares of common stock of the Company. The Company shall file a Registration Statement with the Securities and Exchange Commission within 90 days from the execution of this Agreement (the "Registration Deadline"), on Form S-3 or such other suitable registration form for which the Company qualifies, and shall include Purchaser's 571,428 shares in such Registration Statement. The Company shall use best efforts in the preparation of said Registration Statement for purposes of obtaining an effective date for said Registration. The Company shall pay all registration expenses arising from or incidental to the performance of or compliance with this Agreement. As liquidated damages, in the event the Company fails to file the Registration of Purchaser's 571,428 shares within 90 days from the execution of this Agreement, Purchaser shall be entitled to, and the Company shall issue to Purchaser, an additional 10,000 shares of restricted voting common stock of the Company, and shall further issue to Purchaser allotments of 10,000 shares for each additional 30-day period from the Registration Deadline during which the Company fails to file the Registration of Purchaser's 571,428 Shares.

 9. Amendment;  Entire   Agreement;  Governing   Law.     This   Subscription
    Agreement:

    a. May be modified by a written instrument executed by the Purchaser and the Company;

    b. Sets forth the entire agreement of the Purchaser and the Company with respect to the subject matter hereto;

    c. Shall be governed by the laws of the State of California applicable to contracts made and to be wholly performed therein; and

    d. Shall inure to the benefit of, and be binding upon, the Company and the Purchaser and their representative heirs, legal representatives, successors and assigns.

 10. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified mail or registered mail, return receipt requested, postage prepaid, as follows:

    a. To the Purchaser at the address listed on Page 4 of this Subscription Agreement;

    b. To the Company to: Dial-Thru International Corporation

                     700 S. Flower Street, Suite 2950
                     Los Angeles, CA  90017
                     Attn:  John Jenkins

       or to such other address as the Company or the Purchaser shall designate to the other by like notice.



           [The remainder of this page intentionally left blank.]

                            SUBSCRIPTION AGREEMENT
                            ----------------------


 1. INVESTMENT        The Undersigned, hereby  irrevocably agree to
                      purchase, subject  to the  acceptance of this
                      Subscription    Agreement     by    Dial-Thru
                      International Corporation, the following:

                      571,428 shares of the Company for a total investment of $2000,000 consisting of $2.0 million cash.

 2. OWNERSHIP         Please indicate  the nature  of the person(s)
                      or entity who will be the registered owner of the Shares by checking one box below:

                  ___ Individual    ___   Community Property  ___  Trust

                  ___ Joint Venture ___   Partnership         ____ Other
                                                                   (explain)
                  ___ Corporation   ___   Tenants in Common

 3. REGISTERED OWNER  Please type or  print here the  exact name in which the Shares should be registered.

                      Name    _____________________________________

                      Address _____________________________________

                      City ___________  State _____  Zip Code _____

                      Telephone ___________________________________

                      Social Security No. or
                      Taxpayer ID No. _____________________________

 4. DISTRIBUTION      Please insert  address to  which distribution
    CHECKS            checks should  be sent if  different than the
                      address listed  above.   If checks  should be
                      sent  to   a  financial   institution  please
                      indicate name and address of such institution and account number that should be credited.

                      Name  _______________________________________

                      c/o   _______________________________________

                      Account No. _________________________________

                      Address _____________________________________

                      City ___________  State _____  Zip Code _____

                      Telephone ___________________________________

 5. ADOPTION AND The undersigned hereby specifically adopts ACKNOWLEDGMENT each and every provision of this Subscription
                      Agreement in substantially  the form included
                      herein.  The  undersigned hereby acknowledges
                      he    has    read    and    understands   all
                      representations contained herein and that all
                      statements  he  made   herein  are  true  and
                      accurate.

 6. SUITABILITY       The undersigned  hereby acknowledges  that he
    REQUIREMENT       has read  the suitability  standards and does
                      hereby   represent   that    he   meets   the
                      suitability  requirements  as  an  Accredited
                      Investor.

 7. SIGNATURES        I  HEREBY CONFIRM  I  HAVE  THE  AUTHORITY TO
                      ENTER  INTO  THIS  SUBSCRIPTION  AGREEMENT ON
                      BEHALF OF THE  PERSON(S) OR ENTITY REGISTERED
                      IN 3 ABOVE.

                      Signed: __________________   Date: __________

                      Signed: __________________   Date: __________

               ADDITIONAL INFORMATION FOR PARTNERSHIP OR TRUST
               -----------------------------------------------

 PARTNERSHIP: Identify entity as a general or limited partnership. The general partners must be identified on the Subscription Agreement. All general partners must sign unless a "managing partner" is designated for the partnership, in which case he may sign on behalf of the partnership.

 TRUST: The trustee must sign the Subscription Agreement. Requires name of trust, name of trustee, and name of beneficiary.


                        INVESTOR SUITABILITY STANDARDS
                        ------------------------------

  To qualify as an Accredited Investor, an investor must meet one or more of the following conditions:

   (Please indicate which of the following is applicable by initialing the appropriate line)

 _____ Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; or

 _____ Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with their spouse in excess of $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year; or

 _____ Any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person, as described in Rule 506(b)(2)(ii) (meaning a person knowledgeable in financial and business matters who is able to evaluate merits and risks of the proposed investment); or

 _____ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

 _____ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; and

 _____  Any entity in which all the equity owners are accredited investors.

                       ADDITIONAL INVESTOR REQUIREMENTS
                       --------------------------------

 To qualify, each investor must also meet the following requirement and does hereby make the following representations:

 He is a sophisticated investor who has such business and financial experience that he is capable of evaluating the merits and risks of this investment and protecting his interest in this transaction.